Exhibit 10.4


                         STRATEGIC PARTNERSHIP AGREEMENT

         This Agreement is made this 12th  day of May, 2000 by and between

                  Inter-Con/PC, Inc. a Minnesota corporation, with offices at 7667 Equitable Drive, Suite 101, Eden Prairie, MN (hereinafter "Inter-Con");

                  NIKKO CO., LTD., a corporation existing under the laws of Japan with offices at 5-15-15, Kameari, Katsushika-Ku, Tokyo, 125-0061, Japan (hereinafter"NIKKO"); AND

                  Maxwood Technology LTD, a corporation existing under the laws of Hong Kong, with offices at Unit 1003, 10F Conic Investor Bldg., 13 HOK Yuen Street, Hunghon (hereinafter "Maxwood").


                                    RECITALS

         WHEREAS, Inter-Con has invented and developed certain computer devices that permit the user to access the internet using a television set as the computer's monitor; and

         WHEREAS, the aforesaid devices are known as Set Top Boxes; and

         WHEREAS, as a result of its development work Inter-Con has acquired and owns substantial patent and other intellectual property rights including considerable know-how, experience, proprietary information, and other business information relating to its Set Top Boxes; and

         WHEREAS, the parties desire to manufacture and sell the Set Top Boxes that are made subject to this Agreement; and

         NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:



                                    AGREEMENT

                                    ARTICLE I
                              STRATEGIC PARTNERSHIP

         Section 1 FORMATION. NIKKO and Inter-Con shall organize a company to market the Set Top Box Products and other agreed to products and services. The marketing company shall be named NIKKO Multi Media Company, L.L.C., and shall be organized as a limited liability company at a place to be mutually determined by the partners. NIKKO and Inter-Con shall each be issued 50% of the membership interests of NIKKO Multi Media Company, L.L.C. (hereinafter said limited liability company is referred to as the "Marketing Company").

         Section 1.2 PRODUCT TO BE SOLD. The Marketing Company shall initially sell various versions of Inter-Con's Set Top Box Products. Additional products may be made subject to this Agreement upon the written consent of all of the parties to this Agreement.

         Section 1.3 CAPITALIZATION: The partners NIKKO and Inter-Con/PC will each contribute $25,000 (US) to the new Company and each will receive 50% of the stock.




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

                            NIKKO Multi Media, Inc.
                   50%                                 50%

                           NIKKO               IPCN
                          $25,000             $25,000


         Section 1.3 INTER-CON'S GRANTS MARKETING COMPANY THE EXCLUSIVE LICENSE AGREEMENT TO THE MARKETING COMPANY. Inter-Con grants the Marketing Company the exclusive, world-wide right to make, use, and sell the Set Top Box Products. Inter-Con's transfer of its rights to the Set Top Box Products pursuant to this
Section 1. Marketing Company will agree to pay a Licenses Fee equal to 5% of the purchase price paid to manufacture.

         Section 1.4 NIKKO'S CONTRIBUTION. NIKKO shall loan money for operations to the Marketing Company, pursuant to a budget prepared by the Marketing Company and approved by NIKKO. Said loans shall be used to pay the costs of making the Set Top Box Products ready for production, to pay Maxwood for units manufactured by it and to pay the cost of marketing and selling the Set Top Box Products. Said loan (s) by NIKKO to the Marketing Company by NIKKO will be reimbursed to NIKKO from the Marketing Company's net profits at 8% interest and as agreed to by the parties.

         Section 1.5 PARTNER PROFIT SHARING. NIKKO and Inter-Con shall equally share in all profits generated by the Marketing Company through Set Top Box Product sales, and other agreed to product and service sales. Distributes of profits will be 50/50.

                                   ARTICLE TWO
                          DEVELOPMENT AND MANUFACTURING

         Section 2.1 DEVELOPMENT. The parties shall cooperate in the design, production, sales and marketing of the Set Top Box Products. Said cooperation shall include but not be limited to assistance in solving any problems with and making improvements in the Set Top Box Products.

         Section 2.2 SELECTION OF MANUFACTURER. Maxwood shall recommend to Marketing Company one or more entities to manufacture the Set Top Box Products. The selection of the entity or entities to manufacture said product shall require the consent of both NIKKO and Inter-Con.

         Section 2.3 MONITORING. Inter-Con and Maxwood shall monitor for quality, cost and delivery the work of the entity or entities selected to manufacture the Set Top Box Products to the satisfaction of the Marketing Company.

         Section 2.4 MAXWOOD'S FEE. For new products that it develops, the Marketing Company shall pay Maxwood a fee equal to 5% of the cost paid by the Marketing Company for the Set Top Box Products sold by it. Said fee shall be paid within ninety days of the close of each business month in which sales of the Set Top Box Products occur. There shall be a 5% reserve for refunds.

         Section 2.5 INTER-CON'S FEE. The Marketing Company shall pay Inter-Con a fee equal to 5% of the cost paid by the Marketing Company for the Set Top Box Products sold by it and, as identified in Article One section 1.3 of this document. Said fee shall be paid within ninety days of the close of each business month in which sales of the Set Top Box Products occur. There shall be a 5% reserve for refunds.


         Section 2.6 GUARANTEE. Each party hereby guarantees to each other party the prompt payment of any fee due to the party under this Agreement.



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

                                  ARTICLE THREE
                                    MARKETING

         Section 3.1 EXCLUSIVE. Except or allowed otherwise by Section 3.2, the parties agree that the Set Top Box Products and other agreed to products and services shall be sold exclusively through the Marketing Company. No party shall sell the Set Top Box Products in its own name or indirectly through others. However, each party reserves any right which it may have to make and sell products other than the Set Top Box Products.

         Section 3.2 OTHER BRAND NAMES. Any party may purchase Set Top Box Products from the Marketing Company and resell said products under brand names that are different from the brand names used by the Marketing Company in selling the Set Top Box Products.

                                  ARTICLE FOUR
                                      TERM

         Section 4.1 ADJUSTMENTS. The parties shall meet during January and July of each year to consider changes in the fees provided in Article Two of this Agreement. Any change in one or both of said fees shall be made only with the written consent of all of the parties to this Agreement.

         Section 4.2 TERMINATION. This Agreement shall remain in force from the date hereof until any party terminates it by giving the other parties written notice of termination. Said notice shall set forth a date of termination that is not less than Twelve (12) months after the date that said written notice is given. The withdrawing party shall be responsible for their pro-rata share of the losses incurred to the point of termination.

                                       INTER-CON/PC, INC.


                                   By   /s/ Michael P. Ferderer
                                        -----------------------

                                       Its Chairman and CEO
                                       -----------------------


                                       NIKKO CO., LTD.
                                       -----------------------


                                       By   /s/
                                       -----------------------

                                       Its
                                          -----------------------

                                       MAXWOOD TECHNOLOGY, LTD.


                                       By   /s/
                                       -----------------------

                                       Its
                                          -----------------------


The validity of this document is subject to the delivery of two working samples for the Model 1000 and Model 6000 to the Marketing Company on or before 26 May 2000.

Model 1000 will have software with browser for Internet Access and working keyboard and will use the TV as a monitor.



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